Exhibit 21.1

SUBSIDIARIES OF BORLAND SOFTWARE CORPORATION

JURISDICTION OF
SUBSIDIARY LEGAL NAME	INCORPORATION
Borland Corporation	Delaware
Borland Technology Corporation	Delaware
CodeGear LLC	Delaware
Segue Software, Inc.	Delaware
Borland Entwicklung GmbH	Austria
Segue Canada, Inc.	Canada
Segue Software, Ltd.	United Kingdom
Segue Export, Inc.	West Indies
Starbase Corporation	Delaware
TeraQuest Metrics, Inc.	Texas
TeraQuest International, LLC	Texas
TeraQuest International CV(1)	Netherlands
TogetherSoft Corporation	Delaware
Borland Labs, Inc.	Delaware
Object UK Limited	United Kingdom
Borland Software Czech Republic s.r.o.	Czech Republic
Borland (Holding) UK Limited	United Kingdom
Borland UK Limited	United Kingdom
Togethersoft (UK) Limited	United Kingdom
Borland Australia Pty Ltd.(2)	Australia
Borland Latin America Ltda.(3)	Brazil
Advanced Training Center Ltda.	Brazil
Borland Canada, Inc.	Canada
Borland Software (Beijing) Co. Ltd.	China
Borland s.r.o. Czech(4)	Czech Republic
Borland France SARL(5)	France
Borland GmbH	Germany
Borland Computer Software Vetriebs GmbH	Germany
Inprise Solutions GmbH	Germany
Borland (H.K.) Limited(6)	Hong Kong
Borland Software (India) Private Limited(7)	India
Borland Japan Ltd.	Japan
TogetherSoft Japan KK	Japan
Borland Software de Mexico, S.A. de C.V.(8)	Mexico
Borland B.V.	Netherlands
Borland Finland Oy	Finland
Borland S.r.l.	Italy
Borland Sweden AB	Sweden
Borland (New Zealand) Limited(9)	New Zealand
Borland Russia AO	Russia
Borland (Singapore) Pte Ltd.	Singapore

(1) 90% interest owned by TeraQuest Metrics, Inc. and 10% interest owned by TeraQuest International LLC
(2) 99% interest owned by Borland Software Corporation and 1% interest owned by Borland (New Zealand) Ltd.
(3) 99% interest owned by Borland Software Corporation and 1% interest owned by Borland Corporation
(4) 5% interest owned by Borland Software Corporation
(5) 99% interest owned by Borland Software Corporation and 1% interest owned by Borland Technology Corporation
(6) 99% interest owned by Borland Software Corporation and 1% interest owned by Borland Singapore Pte Ltd.
(7) 98% interest owned by Borland Software Corporation
(8) 99% interest owned by Borland Software Corporation and 1% interest owned by Borland Corporation
(9) 99% interested owned by Borland Software Corporation and 1% interest owned by Borland Australia Pty Ltd.